    As filed with the Securities and Exchange Commission on December 23, 1998


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               E'TOWN CORPORATION
             (Exact name of registrant as specified in its charter)

           NEW JERSEY                                   22-2596330
  (State or other jurisdiction                      (I.R.S. Employer
of incorporation or organization)                  Identification No.)

                                600 SOUTH AVENUE
                        WESTFIELD, NEW JERSEY 07091-0788
                                  908-654-1234
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  GAIL P. BRADY
                                    TREASURER
                               E'TOWN CORPORATION
                                600 SOUTH AVENUE
                        WESTFIELD, NEW JERSEY 07091-0788
                                  908-654-1234
       (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                   COPIES TO:

                              DAVID P. FALCK, ESQ.
                       WINTHROP, STIMSON, PUTNAM & ROBERTS
                             ONE BATTERY PARK PLAZA
                          NEW YORK, NEW YORK 10004-1490

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.


         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


                         CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                               PROPOSED               PROPOSED
          TITLE OF EACH                                         MAXIMUM               MAXIMUM
       CLASS OF SECURITIES          AMOUNT TO BE            OFFERING PRICE           AGGREGATE              AMOUNT OF
         TO BE REGISTERED           REGISTERED               PER UNIT (1)        OFFERING PRICE(1)      REGISTRATION FEE
============================================================================================================================
Common Stock, without
  par value (2)................        500,000 shares           $42.219             $21,109,500              $5,868
============================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933 based on the average of the reported high and low sales of the Common Stock reported on the New York Stock Exchange on December 16, 1998.

(2) The Registration Statement also pertains to Rights to purchase 1/100th of one share of Common Stock of the Registrant (the "Rights"). Until the occurrence of certain prescribed events the Rights are not exercisable, are evidenced by the certificates for E'town Corporation Common Stock and will be transferred only with such securities.


         Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus filed as a part of this registration statement will be used as a combined prospectus in connection with the securities registered under this registration statement and the securities previously registered under registration statement No. 333-16713. At the date of filing hereof, 20,496 shares of Common Stock remain registered and unissued under registration statement No. 333-16713.

PROSPECTUS


                               E'TOWN CORPORATION

                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

                                  Common Stock
                               (Without Par Value)


The Dividend Reinvestment and Stock Purchase Plan (the "Plan") provides a simple and convenient method for shareholders of E'town Corporation (the "Company" or "E'town") to purchase shares of Common Stock of the Company without payment of any brokerage commission or service charge.

The investment options offered under the Plan are either one or both of the following:

         DIVIDEND REINVESTMENT - Reinvest dividends on all shares held or on less than all shares held and continue to receive cash dividends on other shares owned.

         CASH PAYMENTS - Invest by making optional cash payments at any time in an amount up to a total of $2,000 per calendar month (minimum $100 per payment).

The price per share purchased under the Plan will be an amount equal to 95% of the average of the high and low sale prices for the Company's Common Stock, as reported in the New York Stock Exchange Composite Transactions, for each of the five consecutive trading days ending with the Investment Date. The Company reserves the right to give notice at any time that, effective with a specified Investment Date following such notice, the price per share purchased under the Plan with reinvested dividends, optional cash payments or both will be an amount equal to 100% of the average of such reported high and low prices.

This Prospectus relates to 520,496 authorized and unissued shares of Common Stock of the Company for use under the Plan.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            THIS PROSPECTUS SHOULD BE RETAINED FOR FUTURE REFERENCE.

                THE DATE OF THIS PROSPECTUS IS DECEMBER 22, 1998

                       WHERE YOU CAN FIND MORE INFORMATION

         E'town Corporation is required by the Securities Exchange Act of 1934 (the "Exchange Act") to file annual, quarterly and special reports and other information with the Securities and Exchange Commission (the "SEC"). These reports and other information can be inspected and copied at the SEC's public reference room at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices at Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of this material can also be obtained by visiting the SEC's website at http://www.sec.gov and by written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549.

         We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 (the "Securities Act") with respect to the Securities offered by this prospectus. This prospectus does not contain all of the information included or incorporated by reference in the registration statement. For further information you should refer to the registration statement.

         The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The information included in this document is not complete, and should be read together with the information incorporated by reference. We incorporate by reference the documents listed below and our future filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the
Securities:

         1. The Company's Annual Report on Form 10-K for the year ended December 31, 1997 (the "1997 10-K").

         2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998.

         3. The description of the Company's common stock purchase rights contained in the Company's Registration Statement on Form 8-A, dated February 4, 1991.

         You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

                  E'town Corporation
                  600 South Avenue
                  Westfield, New Jersey  07090-0788
                  Attention:  Treasurer
                  Phone:  908-654-1234

         You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these Securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

                                   THE COMPANY

         E'town was incorporated under the laws of the State of New Jersey in 1985 to serve as a holding company for Elizabethtown Water Company ("Elizabethtown") and its wholly owned subsidiary, The Mount Holly Water Company ("Mount Holly").

         Elizabethtown and Mount Holly are regulated water utilities serving customers in central New Jersey. Elizabethtown and Mount Holly are engaged in the distribution of water for domestic, commercial, industrial and fire protection purposes and for resale by other water companies and public bodies. Elizabethtown and Mount Holly are public utilities and are regulated by the New Jersey Board of Public Utilities. Elizabethtown presently constitutes most of E'town's assets and contributes most of its earnings.

         E'town also owns Edison Water Company ("Edison"), which operates the water system of the Township of Edison, New Jersey under a long-term contract, Liberty Water Company ("Liberty"), which operates the water system of the City of Elizabeth, New Jersey under a long-term contract and Applied Wastewater Management, Inc. ("AWWM") which operates water and wastewater systems. Both Edison and Liberty are unregulated. AWWM is regulated. In addition, E'town owns E'town Properties, Inc. ("Properties") and Applied Water Management, Inc. ("AWM") which are unregulated subsidiaries. Properties owns various parcels of real estate in New Jersey. E'town and Properties are in the process of selling those parcels, and plan to invest the sale proceeds into water utility and wastewater investments. AWM develops, owns and operates private water and wastewater facilities for corporate and municipal clients.

         E'town's executive offices are located at 600 South Avenue, Westfield, New Jersey 07091-0788. Its telephone number is (908) 654-1234.


                                    THE PLAN

The Plan is presented below, in a question-and-answer format.

PURPOSE

1.       What is the purpose of the Plan?

         The purpose of the Plan is to promote long-term stock ownership in the Company by providing Stockholders of record of the Common Stock of the Company with a convenient method of investing cash dividends and cash payments in shares of the Company's Common Stock without payment of any brokerage commission or service charge. Since such shares will be purchased from the Company, the Company will receive additional funds for its general corporate purposes, including investments in its subsidiaries.

ADVANTAGES

2. What are the advantages of the Plan?

         Stockholders who elect to participate in the Plan ("Participants") may
(a) have cash dividends on some or all of the shares of Common Stock registered in their names automatically reinvested in new issue shares of Common Stock each quarter, and/or (b) make cash payments up to $2,000 per calendar month (minimum $100 per payment) to purchase additional shares of Common Stock. Dividends on shares purchased under the Plan with cash payments or reinvested dividends will automatically be reinvested in additional stock.

         Participants can purchase stock with reinvested dividends or optional cash payments at 95% of the average of the high and low sale prices for the Company's Common Stock, as reported in the New York Stock Exchange Composite Transactions, for each of the five consecutive trading days ending with the Investment Date, subject to the Company's right to give notice of its determination to change such price per share to 100% of the prevailing market price for the Company's Common Stock. (See Question 13). No commission or service charge is paid by Participants in connection with purchases under the Plan. Full investment of funds is possible because the Plan permits fractions of shares, as well as full shares, to be credited to Participants' accounts ("Accounts"). In addition, dividends with respect to such fractions, as well as with respect to full shares, will be credited to Participants' Accounts and reinvested in new shares of Common Stock under the Plan. Since certificates are not issued for shares under the Plan, Participants avoid the cumbersome safekeeping of certificates for shares credited to their Accounts under the Plan. Regular statements of accounts will provide simplified record keeping for Participants.


PARTICIPATION

3. Who is eligible to participate?

         All holders of record of at least 20 shares of Common Stock ("Stockholders") are eligible to participate in the Plan. In order to be eligible to participate in the Plan, beneficial owners of shares of the Company's Common Stock whose shares are registered in names other than their own must become registered Stockholders by having their shares transferred into their names. In addition, to remain eligible to participate in the Plan, a Participant must continue to be the record holder of at least 20 shares of Common Stock. If at any time a Participant holds less than 20 shares of Common Stock as holder of record, then the Company will stop reinvesting dividends and will not accept any optional cash payments on such Participant's shares under the Plan unless and until such time as such Participant once again becomes eligible to participate and elects to do so by completing and returning the required Enrollment Form. (See Question 4).

         In addition, the Company may give notice that, effective with a future date to be specified and on such terms and conditions as may be specified in such notice, up to two members at least 18 years of age of a household served by Elizabethtown or Mount Holly may become Participants in the Plan. Such eligible individuals are referred to as "Customers" for the remainder of this document. (For the sake of convenience, the Plan is drafted as if Customers are eligible to participate currently.)

         The Company reserves the right, in its sole judgment and discretion, to exclude any Participant from participation in the Plan upon giving notice of such exclusion by registered or certified mail sent to such Participant's address as reflected on the records maintained by the Agent (as defined below). Without limiting the foregoing reservation of rights, the Company's policy to limit the number of Participants who (i) have the same or similar addresses (as shown on the Enrollment Form), or (ii) appear to be owned or controlled by a single individual, entity or group, to no more than four. In addition, if it appears to the Company that any present or prospective Participant is using or contemplating the use of the Plan in a manner or with an effect that, in the sole judgment and discretion of the Company, is not in the best interests of the Company or its other shareholders, then the Company may decline to issue all or any portion of the shares of Common Stock for which any optional cash payment by or on behalf of such Participant is tendered. Such optional cash payment (or portion thereof) will be returned by the Company as promptly as practicable, without interest.

         The Company may at any time require proof of identity or residence of, or affiliation among, potential participants in the Plan.

4. How does an eligible person participate?

         Stockholders and Customers may join the Plan by filling out the Enrollment Form and returning it to The Bank of New York, as agent under the Plan ("Agent"). An Enrollment Form may be obtained at any time upon request. (See Question 9).

         Some Stockholders may have shares registered in more than one name (for example, some shares registered in the name of "John Smith" and others registered in the name of "John and Mary Smith"). In such situations, but subject to the Company's reservations of rights as set forth under Question 3, the Stockholder will receive an Enrollment Form for each registration. If this occurs, the Stockholder has the choice of signing and returning any of the Enrollment Forms, but dividends will be reinvested only for those shares for which Enrollment Forms are signed and returned.

5. When may an eligible person join the Plan?

         An eligible person may join in the Plan at any time by sending a signed Enrollment Form to the Agent.

         For dividends to be reinvested in additional shares of Common Stock, the Agent must receive the Enrollment Form on or prior to the record date for a cash dividend payment. If the Enrollment Form is received by the Agent after such record date, reinvestment of dividends will not begin until the dividend payment date following the next record date. The record date will generally precede the dividend payment date by 15 days. Dividend payment dates are expected to be the last business day of March, June, and September, and a day during the third week of December. (See Question 12).

         For cash payments to be reinvested in additional shares of Common Stock, the Agent must receive the Enrollment Form and, after the Participant has enrolled in the Plan, any cash payments, at least five business days before the Investment Date. For any month when a dividend is paid, the Investment Date and dividend payment date are the same. For other months, the Investment Date is the last business day of the month. (See Questions 12 and 14). No interest is paid on cash payments received by the Agent prior to the next applicable Investment Date.

         Customers will be eligible to join the Plan only if the Company gives the notice described under Question 3.

6. What does the Enrollment Form provide?

         First, the Participant provides necessary identifying information such as name, address and Taxpayer Identification Number or social security number, and also signs the form. If the Participant is a Customer, he must also provide his customer account number.

         Second, the Participant elects his/her investment option by checking one or both of the following options:

                  (a) By checking the box marked "Dividend Reinvestment", the Participant elects to have the Agent reinvest dividends paid on some or all of the Participant's shares of Common Stock in additional shares of Common Stock. The Participant should fill in the accompanying blank to specify the number of shares for which dividends will be reinvested. (If the blank is not filled in, dividends on all shares owned will be reinvested.)

                  (b) By checking the box marked "Cash Payment" and enclosing a check or money order payable to The Bank of New York, the Participant elects to purchase shares of Common Stock.

         Shares purchased using either the "Dividend Reinvestment" or "Cash Payment" option will be deposited into the Participant's Plan Account and dividends on such shares will be automatically reinvested.

7. May a Participant change investment options after becoming a Participant?

         Yes. A Participant may change his or her investment option by signing a new Enrollment Form and returning it to the Agent. The change in participation will become effective in the same manner as an initial enrollment in the Plan as provided under Question 5. If a Participant elects to participate through the reinvestment of dividends but later decides to reduce the number of shares on which dividends are being reinvested or to participate through the cash payment feature only, the Enrollment Form indicating such change of options must be received by the Agent on or prior to the record date for a dividend payment in order to stop the unwanted reinvestment of dividends payable on the following dividend payment date.

IT SHOULD BE REMEMBERED THAT EVEN IF THE PARTICIPANT IS ENROLLED ONLY IN THE OPTIONAL CASH PAYMENT FEATURE, THE AGENT WILL REINVEST ALL DIVIDENDS OF SHARES CREDITED TO THE PARTICIPANT'S PLAN ACCOUNT.

8. May a Participant transfer shares from an existing Participant Account (an "Existing Account") to another Account?

         Yes. Subject to the Company's reservation of rights as set forth under Question 3, a Participant may effect "book-to-book" transfers, which involve transferring shares from an Existing Account in the Plan to another Existing Account or to a new Participant Account (a "New Account") by following these steps:

         - Call The Bank of New York's toll-free telephone number, 1-800-524-4458, and request a Stock/Bond Power Form and, if a New Account is to be opened, a Plan Prospectus and an Enrollment Form.

         - If a New Account is to be opened, have the new Participant(s) complete the Enrollment Form with the following information:

                  - complete name(s) in which the New Account is to be registered
                  -        address (including zip code)
                  -        taxpayer identification number

         - Complete the Stock/Bond Power Form indicating the number of shares (full and/or fractional) which should be transferred to the other Existing Account or to the New Account. All Participants transferring shares from an Existing Account must sign the request and their signatures must be guaranteed by a bank, broker or financial institution that is a member of the Signature Guarantee Medallion Program.

         - Send the completed Stock/Bond Power Form, and, if applicable, the completed Enrollment Form to The Bank of New York at:

                           The Bank of New York
                           Dividend Reinvestment Department
                           P.O. Box 1958
                           Newark, NJ  07101-9774


9. Where should correspondence regarding the Plan be directed to?

         All requests for termination of participation, sales, optional cash payments or change of address should be directed to:

                           The Bank of New York
                           Dividend Reinvestment Department
                           P.O. Box 1958
                           Newark, NJ  07101-9774

         All correspondence regarding the Plan should be addressed to the Agent at the following address:

                           The Bank of New York
                           Shareholder Services Department
                           P.O. Box 11258
                           New York, NY 10277-0758
                           Telephone: (800) 524-4458

Please utilize the tear-off stub portion of your statement when requesting termination of participation, sales, optional cash payments or change of address. The Telephone Response Center of the Agent is available Monday through Friday, 8 A.M. to 6 P.M. Eastern Time. When calling, please identify yourself as a holder of E'town Corporation Common Stock and please provide your name as it appears on your stock certificate or Plan statement, as well as your tax identification number.


COSTS

10. Are there any expenses to Participants in connection with purchases under the Plan?

         No. There are no brokerage fees in connection with purchases of shares under the Plan because shares are purchased from the Company. All costs of administration of the Plan are to be paid by the Company. Certain charges as described under Questions 22 and 23 will be incurred by the Participant in the event his or her shares are sold upon request to the Agent.


PURCHASE

11. How many shares of Common Stock will be purchased for Participants?

         The number of shares to be purchased depends on the amount of the Participant's dividends being reinvested, the amount of optional cash payments and the applicable purchase price per share of Common Stock. Each Participant's Account will be credited with the number of shares, including fractions computed to four decimal places, equal to the total amount to be invested divided by the applicable purchase price per share.

12. When will the shares of Common Stock be purchased under the Plan?

         Shares of Common Stock will be purchased under the Plan as of the following dates (each an "Investment Date"). Dividends will be invested as of the dividend payment date (dividend payment dates are expected to be the last day of March, June, September and a day during the third week of December). Optional cash payments will be invested as of each Common Stock dividend payment date and as of the last business day of each month in which there is not a Common Stock dividend payment date.


13. What will be the price of shares of Common Stock purchased under the Plan?

         The price per share for Common Stock purchased under the Plan will be an amount equal to 95% of the average of the high and low sale prices for the Company's Common Stock, as reported in the New York Stock Exchange Composite Transactions, for each of the five consecutive trading days ending with the Investment Date. The Company reserves the right to give notice at any time that, effective with a specified Investment Date following such notice, the price per share purchased under the Plan with reinvested dividends, optional cash payments or both will be an amount equal to 100% of the average of such reported high and low Common Stock prices.


OPTIONAL CASH PAYMENTS

14. How does the optional cash payment option work?

         Each Participant in the Plan may invest in additional shares of Common Stock by making optional cash payments at any time. There is no obligation to make any cash payment. The amount of each cash payment must be at least $100, and the total cash payments invested may not exceed $2,000 per calendar month. Cash payments will be invested once each month. (See Question 12).

         Optional cash payments by Customers may not be submitted with payments of their utility bills.

         When enrolling in the Plan, cash payments may be made by enclosing a check or money order (payable in United States dollars to The Bank of New York) with the Enrollment Form sent to the Agent. Thereafter, cash payments may be made by sending a check or money order to the Agent along with the stub attached to the quarterly statement of account which will be sent to each Participant by the Agent. Second or third party checks endorsed by you will not be accepted and the Agent will return any such check. Also, foreign checks not drawn on a United States bank and not payable in United States dollars will not be accepted and will be returned to the Participant.

         Cash payments must be received by the Agent not later than the fifth business day before the optional cash payment Investment Date for each month. (See Question 12). Cash payments not received in time are held in anticipation of the next Investment Date. No interest will be paid by the Company or the Agent on funds pending their investment in Common Stock.

         A Participant may, without withdrawing from the Plan, receive the return of any optional cash payment upon written request received by the Agent not later than the fifth business day prior to the Investment Date.

REPORTS TO PARTICIPANTS

15. What kind of reports will be sent to Participants in the Plan?

         Each participant in the Plan will receive a quarterly statement for dividend reinvestments and/or a monthly for cash payments. Each statement will show the number of shares of Common Stock distributed to the Participant and deposited in the Participant's Plan Account during the quarter, the date of each distribution and the fair market value of the shares on the date distributed. These statements are a Participant's continuing record of the cost of his purchases and should be retained for income tax purposes. In addition, each Participant will receive a copy of each Prospectus prepared for the Plan and copies of the same communications sent to all holders of Common Stock, including Quarterly Reports to Stockholders, the Annual Report, the Notice of Annual Meeting of Stockholders and Proxy Statement, and IRS information for reporting dividends paid.


DIVIDENDS

16. How will dividends be paid on shares held in Plan Accounts?

         Dividends on whole shares, and any fraction of a share, held for the Participant's Account under the Plan will be automatically reinvested in additional shares of the Company's Common Stock and credited to the Participant's Plan Account. If a Participant wishes to be paid cash dividends by check on any shares held for the Participant's Plan Account, the Participant must request that those shares be withdrawn from the Plan and that certificates for those shares be issued to him or her. (See Question 17).


CERTIFICATES FOR SHARES

17. Will certificates be issued for shares of Common Stock purchased under the Plan?

         Normally, certificates for shares of Common Stock purchased under the Plan will not be issued to Participants. The number of shares credited to an Account under the Plan will be shown on each statement of account mailed to the Participant. This convenience protects against loss, theft or destruction of certificates.

         Certificates for any number of whole shares credited to an Account under the Plan will be issued upon the written request of such Participant, and the issuance of such certificates will not terminate the Participant's continuation of the Plan with respect to the remaining shares so long as such Participant continues to be the holder of record of at least 20 shares of Common Stock. Any such request should be mailed to the Agent. (See Question 9). Dividends on any full shares and fraction of a share remaining in the Participant's Plan Account will continue to be automatically reinvested in additional shares of Common Stock and credited to the Participant's Account.

         Shares credited to the Account of a Participant's Plan Account may not be pledged as collateral. A Participant who wishes to pledge such shares must request that certificates for such shares be removed from the Plan and issued in his or her name.

         An institution that is required by law to maintain physical possession of certificates should request the issuance of certificates for Common Stock purchased under the Plan after each dividend reinvestment has been completed. This request should be mailed to the Agent. (See Question 9).

 CERTIFICATES FOR FRACTIONAL SHARES WILL NOT BE ISSUED UNDER ANY CIRCUMSTANCES.


18. Does the Company or the Agent (i) provide safekeeping of certificates held by Stockholders or (ii) accept shares registered in a Participant's name for deposit to the Plan Account of such Participant?

         No. Neither the Company nor the Agent provide safekeeping of Stockholders' certificates, nor will either of them accept certificates for shares registered in a Participant's name for cancellation and deposit in such Participant's Plan Account.

19. In whose name will certificates be registered when issued?

         Accounts for Stockholders participating in the Plan are maintained in the names in which such Stockholders' certificates were registered at the time they entered the Plan.

Consequently, certificates for whole shares issued upon the request of such Stockholder Participants withdrawing shares from the Plan will be treated in a routine manner and similarly registered.

WITHDRAWAL

20. When may a Participant withdraw from the Plan?

         A Participant may stop all investment on an Investment Date if notice of withdrawal from the Plan is received by the Agent not later than five business days prior to the dividend payment date, in the case of reinvestment of dividends. Any dividend or cash payment investment which has been stopped by withdrawal from the Plan will be remitted by the Agent to the former Participant.

21. How does a Participant withdraw from the Plan?

         In order to withdraw from the Plan, a Participant must notify The Bank of New York, as Agent, that the Participant wishes to withdraw from the E'town Corporation Dividend Reinvestment and Stock Purchase Plan and give his or her Account number. (See Question 9). The tear-off stub attached to the bottom of your quarterly statement of account should be used for this purpose. This may be done by checking the appropriate box on the back of the stub, signing and returning the stub to the Agent.

22. How are shares distributed when a Participant withdraws from the Plan or the Plan is terminated?

         When a Participant withdraws from the Plan or on termination of the Plan by the Company, certificates for whole shares credited to his or her Account under the Plan and a cash payment representing any fraction of a share will be mailed directly to the Participant. Any such cash payment will be based on a current market price of the Company's Common Stock.

         Upon his or her withdrawal from the Plan, the Participant may also request that all of the shares, both whole and fractional, credited to his or her Account, be sold. If he or she requests such sale, the sale will be made for the Account of the Participant by the Agent at a market price within ten trading days after receipt of the request. The Participant will receive the proceeds of the sale less any applicable brokerage commission and transfer tax.

23. Can the Participant direct the Agent to sell a portion of his shares held in his Plan Account?

         Yes. The Participant will receive the proceeds of the sale less any applicable brokerage commission and transfer tax. The Agent may use BNY ESI & Co., Inc., a wholly owned subsidiary of The Bank of New York, for trading activity under the Plan on behalf of the Participants. BNY ESI & Co., Inc. receives a commission in connection with the transactions it processes.

24. If a Customer moves outside Elizabethtown's service territory or otherwise ceases to be a Customer, may this person continue to participate in the Plan?

         Yes, so long as this person continuously maintains at least 20 shares registered in his or her name.

25. What are the federal income tax consequences of participation in the Plan?

         Generally, any cash dividend which is reinvested under the Plan will be taxable as if it had been received by the Participant, even though the Participant does not actually receive it in cash but, instead, uses it to purchase shares under the Plan. In this manner, Participants are treated the same as Stockholders who are not Participants in the Plan.

         In addition, the difference, if any, between the price of shares acquired through the reinvestment of dividends and the fair market value of those shares (for federal income tax purposes) on the date of purchase will be treated as additional dividend income to the Participant. This means that both the amount of the dividend which is reinvested and the amount of the discount from fair market value at which the shares are acquired will be taxable to the participant at ordinary income rates in the year the shares are purchased.

         A Participant's tax basis for shares acquired under the Plan with reinvested dividends will be equal to the amount paid for the shares (i.e., the amount of the reinvested dividend) plus the amount of the discount from fair market value included in the Participant's taxable income. The tax basis for shares acquired under the Plan with cash payments will be the amount of the cash payments.

         A Participant will not realize any taxable income when he or she receives certificates for whole shares credited to his or her Account under the Plan either upon his or her request for certificates for certain of those shares or upon withdrawal from or termination of the Plan. However, a Participant who receives, upon withdrawal or termination of the Plan, a cash adjustment for a fractional share credited to his or her Account may recognize a gain or loss. Gain or loss may also be recognized by the Participant when whole shares are sold either by the Agent upon the Participant's request when he or she withdraws from the Plan or by the Participant himself or herself after withdrawal from the Plan. (See Question 22). The amount of such gain or loss will be the difference between the amount which the Participant receives for his or her shares or fractional share, and his or her tax basis therefor.

         In the case of a Participant who is subject to "backup withholding," i.e., a Participant who has failed to provide the Agent with a valid taxpayer identification number, the Agent will withhold the amounts required to be withheld before the purchase of shares of Common Stock. The quarterly statements confirming purchases made for such Participants will indicate the net dividend payment reinvested.

         The information set forth in this answer to Question 25 is a summary only and does not purport to be complete. Each Participant is advised to consult with his or her own tax advisor regarding specific questions. The statement of account sent to Participants should be retained for this purpose. In addition, there may be tax considerations under foreign, state and local law applicable to Participants.

26. What provision is made for foreign Stockholders subject to income tax withholding?

         In the case of foreign Stockholders (non-resident aliens, foreign corporations and certain other foreign persons) who elect to have their dividends reinvested and whose dividends are subject to United States income tax withholding, the Company will withhold the amounts required to be withheld before the purchase of shares of Common Stock. The quarterly statements confirming purchases made for such foreign Participants will indicate the net dividend payment reinvested.

27. What happens when a Stockholder sells or transfers all or a portion of the shares registered in his name?

         If a Participant disposes of all of the shares of Common Stock registered in the Participant's name, other than shares credited to his Plan Account, then, so long as the Participant continues to be eligible to participate in the Plan as described under Question 3 (including continuing to be a holder of record of at least 20 shares of Common Stock), the Agent will continue to reinvest the dividends on the shares credited to the Participant's Plan Account until the Participant notifies the Agent that he or she wishes to withdraw from the Plan. Prior to such withdrawal, cash payments may continue to be made by the Participant as long as there are shares credited to his or her Plan Account.

         If a Participant who has only a portion of his or her dividends reinvested pursuant to the Plan disposes of shares of stock to the extent that he or she has registered in his or her name fewer shares than the number indicated on the Enrollment Form as the shares for which dividends are to be reinvested, the Agent will deem all remaining shares registered in the Participant's name as credited to his or her Plan Account and will reinvest dividends on all such shares. A Participant may change his or her investment options, however, in the manner specified under Question 7.

28. What happens if the Company has a rights offering, issues a stock dividend or declares a stock split?

         A Participant's entitlement in a rights offering will be based upon total holdings: those shares of Common Stock registered in the Participant's name, if any, on the books of the Company and those credited to his or her Account under the Plan. Rights with respect to all shares will be mailed directly to the Participant. However, rights will be issued to the Participant for the number of whole shares only and rights based on a fraction of a share held in a Participant's Account will be sold and the net proceeds will be applied as a cash payment to purchase new issue shares of Common Stock under the Plan on the next Investment Date.

         Stock dividends distributed on shares held by, and registered in the name of, a Participant on the books of the Company, as well as shares distributed on account of any split of such shares, will be mailed directly to the Participant. Additional shares resulting from stock dividends or stock splits on shares credited to a Participant's Account in the Plan will be credited to the Participant's Account. Transactions may be curtailed or suspended until the completion of any stock dividend, stock split or rights offering.

29.      How will a Participant's shares be voted at meetings of Stockholders?

         Whole shares credited to the Account of a Participant under the Plan will be added to the shares registered in the Participant's name, and the proxy on the combined total will be furnished to the Participant.
Fractional shares cannot be voted.

         If no instructions are indicated on a properly signed and returned proxy card, all of the whole shares will be voted in accordance with the recommendations of the Company's management. If the proxy card is not returned or is returned unsigned, none of the Participant's shares will be voted unless the Participant, or the Participant's duly appointed representative, votes in person at the meeting.

30.      May the Plan be changed or discontinued?

         The Company reserves the right at any time to terminate the Plan or to amend, modify, or suspend the Plan, including, without limitation, to change the price applicable to shares purchased by Participants under the Plan. (See Questions 3 and 13). All Participants will receive notice of any such amendment, modification, suspension or termination, which notice may be before or after the fact. Any uninvested funds held by the Agent at the time of any suspension or termination of the Plan will be remitted by the Agent to the Participants. The Agent reserves the right to resign at any time upon reasonable notice to the Company in writing and the Company may elect and appoint a new Agent, including itself or its nominee, at any time.

31.      What is the responsibility of the Company and the Agent under the Plan?

         The Company and the Agent will not be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to purchase shares or to terminate a Participant's Account upon such Participant's death prior to receipt of notice in writing of such death or with respect to any fluctuation in market value before or after purchase or sale of Common Stock.

         PARTICIPANTS SHOULD RECOGNIZE THAT NEITHER THE COMPANY NOR THE AGENT CAN ASSURE THEM OF A PROFIT OR PROTECT THEM AGAINST A LOSS ON THE SHARES OF COMMON STOCK PURCHASED UNDER THE PLAN.

                                 USE OF PROCEEDS

         The Company has no basis for estimating the number of shares of Common Stock that will ultimately be purchased under the Plan or the prices at which such shares will be sold. The net proceeds realized by the Company from shares of Common Stock sold under the Plan will be added to the general funds of the Company and used for general corporate purposes, including investments in its subsidiaries.

                           DESCRIPTION OF COMMON STOCK

         Certain provisions of the Company's Certificate of Incorporation and By-Laws and Elizabethtown's Restated Certificate of Incorporation and Elizabethtown's indentures are summarized or referred to below. The summaries are merely an outline, do not purport to be complete, do not relate to or give effect to the provisions of statutory or common law, and are qualified in their entirety by express reference to such Certificates of Incorporation, By-Laws and indentures.

         The Company is authorized by its Certificate of Incorporation to issue 15,000,000 shares of Common Stock, without par value, of which 8,407,507 shares were issued and outstanding as of September 30, 1998. As of September 30, 1998, the Company has agreed to keep reserved for issuance 263,725 shares of Common Stock to satisfy the privileges of the Company's subordinated debentures which are convertible into Common Stock at a conversion price of $40.00 per share, subject to adjustment.

         The holders of Common Stock of the Company are entitled to receive dividends as and when declared by the Board of Directors of the Company out of funds legally available for dividends. Payment of common stock dividends by Elizabethtown (which currently constitutes the predominant source of cash from earnings available to the Company) is restricted by certain provisions of indentures under which debentures of Elizabethtown are outstanding. At September 30, 1998, $7.58 million of Elizabethtown's retained earnings were restricted under the most restrictive of these indenture provisions. Certain provisions in a debt instrument of the Company could also have the indirect effect of restricting dividend payments in the future.

         In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities. The holders of record of Common Stock are entitled to one vote for each share of such stock held by them. The holders of Common Stock have no cumulative voting, preemptive or conversion rights and are not subject to further calls or assessments by the Company. There are no redemption or sinking fund provisions applicable to the Common Stock. The Common Stock currently outstanding is, and the Common Stock offered pursuant to this Prospectus will be, fully paid and non-assessable.

         At the Annual Meeting of Shareholders on May 6, 1991, holders of the Company's Common Stock adopted an amendment to the Company's Certificate of Incorporation which provided for, among other things, a classified Board of Directors. Such amendment may only be amended or repealed by the affirmative vote of the holders of at least 80% of the Company's Common Stock. Also in May 1991, the Board of Directors approved revisions to the Company's By-Laws which provided for, among other things, certain notice requirements for business to be properly brought by shareholders before an annual or special meeting of shareholders, certain procedures for the nomination of directors by shareholders, the fixing of record dates with respect to action to be taken by shareholder vote or by written consent, and the calling of special meetings of shareholders pursuant to a vote of the Board of Directors, action by the Chairman or a request of shareholders holding at least 40% of the capital stock of the Company.

         The outstanding Common Stock of the Company is traded on the New York Stock Exchange. The Bank of New York is the Registrar and Transfer Agent for the Common Stock of the Company. The Bank of New York may use its wholly owned subsidiary, BNY Brokerage Inc., for trading activity relative to the Plan on behalf of the Plan Participants. BNY Brokerage, Inc. will receive a commission in connection with any such transactions it processes.

         On January 24, 1991, pursuant to a shareholders' rights plan adopted by the Company, the Board of Directors of the Company declared a dividend of one share purchase right (a "Right") for each outstanding share of Common Stock (the "Shares") of the Company. The dividend was paid on February 4, 1991 (the "Record Date") to the shareholders of record on that date. Generally, each share of Common Stock issued after the Record Date, including the shares of Common Stock offered hereby, carries one Right. Each Right entitles the registered holder to purchase from the Company 1/100th of one Share at a price of $.80 per 1/100th of one Share, subject to adjustment. Until the occurrence of certain specified events, including the acquisition by certain third parties of a large amount of Common Stock or attempts to acquire the Company, the Rights are not exercisable, have no dilutive effect, are evidenced by the certificates for the shares of the Company's Common Stock and will be transferred only with such securities. A more complete description of the Rights is set forth in the Company's Registration Statement on Form 8-A, as amended, and the exhibits thereto, which description has been incorporated by reference herein. See "Incorporation of Certain Information by Reference."

                                  LEGAL MATTERS

         The legality of the Common Stock offered hereby has been passed upon for the Company by Walter M. Braswell, Esq., Secretary of the Company. As of September 30, 1998, Mr. Braswell owned approximately 5,184 shares of the Company's Common Stock.

                                     EXPERTS

         The financial statements and the related financial statement schedules incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                 INDEMNIFICATION

         New Jersey law permits, and the Company's By-Laws provide, that the Company shall, under certain circumstances, indemnify its directors and officers against liabilities, including liabilities arising under the Securities Act of 1933 (the "Securities Act"). Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or officers pursuant to the Company's By-Laws, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

         Securities and Exchange Commission filing fee................................                        $5,868
         New York Stock Exchange listing fee..........................................                         2,000
         Costs of printing and engraving..............................................                         3,000
         Legal fees and expenses......................................................                         8,500
         Accounting fees and expenses.................................................                         3,000
         Miscellaneous expenses.......................................................                         2,000
                                                                                                              ------
                  Total...............................................................                       $24,368

         -----------------------------

         * All expenses except for the Securities and Exchange Commission filing fee are estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article 3, Section 6 of the Company's By-Laws provides that the Company shall indemnify each director or officer of the Company and any person who, at the request of the Company, has served as a director, officer or trustee of another corporation in which the Company has a financial interest against reasonable costs, expenses and counsel fees paid or incurred (including any judgments, fines or reasonable settlements exclusive of any amount paid to the Company in settlement) in connection with the defense of any action, suit or proceeding in which such person is named as a party by reason of having been such director, officer or trustee or by reason of any action taken or not taken in such capacity unless such director, officer or trustee is finally adjudged to have been derelict in the performance of his duties as director, officer or trustee. If any such action, suit or proceeding is settled or otherwise terminated as against such director, officer or trustee without a final determination on the merits and the Board of Directors of the Company shall determine that such director, officer or trustee has not in any substantial way been derelict in the performance of his duties as charged in such action, suit or proceeding, the Company shall indemnify such director, officer or trustee as aforesaid.

         Such rights of indemnification are not exclusive of any rights to which a director or officer of the Company may have pursuant to statute or otherwise.

         Section 14A:3-5 of the New Jersey Business Corporation Act (the "Act") gives a corporation the power, without a specific authorization in its certificate of incorporation or by-laws, to indemnify a corporate agent against expenses and liabilities incurred in connection with certain proceedings involving the corporate agent by reason of his being or having been such a corporate agent, provided that with regard to a proceeding other than one by or in the right of the corporation, the corporate agent must have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. In any such proceeding, termination of a proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent does not of itself create a presumption that any such corporate agent failed to meet the above applicable standards of conduct. The indemnification provided by the Act does not exclude any rights to which a corporate agent may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders or otherwise. No indemnification, other than that required when a corporate agent is successful on the merits or otherwise in any of the above proceedings shall be allowed if such indemnification would be inconsistent with a provision of the certificate of incorporation, a by-law or a resolution of the board of directors or of the shareholders, an agreement or other proper corporate action in effect at the time of the accrual of the alleged cause of action which prohibits, limits or otherwise conditions the exercise of indemnification powers by the corporation or the rights of indemnification to which a corporate agent may be entitled.

         The Company also has insurance policies which, among other things, provide officers and directors liability coverage, individually and in the aggregate up to a limit of $20 million for each loss within a 12-month period.

ITEM 16. EXHIBITS.

Exhibit No.   Description

4(a)          -        Company's Certificate of Incorporation, as amended (filed
                       as Exhibit 4(a) in Registration Statement No. 33-42509).*

4(b)          -        By-Laws of the Company, as amended

4(c)          -        Rights Agreement dated as of February 4, 1991 between the
                       Company and the Rights Agent named therein (filed as Exhibit 4(n) in Registration Statement No. 33-38566).*

4(d)          -        Form of Common Stock Certificate (filed as Exhibit 4(d)
                       to Registration Statement No. 33-61386).*

4(e)          -        E'town Corporation Dividend Reinvestment and Stock
                       Purchase Plan (set forth in full in the Prospectus, to which reference is hereby made)

5             -        Opinion of Walter M. Braswell, Esq., as to the securities
                       being registered.

23(a)         -        Consent of Walter M. Braswell, Esq. (contained in
                       Exhibit 5).

23(b)         -        Consent of Deloitte & Touche LLP, Independent Auditors.

24            -        Power of Attorney.

99            -        Form of Enrollment Form (filed as "Authorization Form,"
                       Exhibit 99 to Registration Statement No. 33-67992).*

-----------------

*  Incorporated by reference.

ITEM 17.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act; and

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and this Registration Statement has been signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westfield and State of New Jersey, on the 21st day of December, 1998.

                  E'TOWN CORPORATION

                  By:/s/ Gail P. Brady
                  Title: Treasurer (Principal Financial Officer)

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                           Title                            Date

*/s/Andrew M. Chapman      President and Director             December 21, 1998
-------------------------  (Principal Executive Officer)
Andrew M. Chapman

/s/Gail P. Brady           Treasurer                          December 21, 1998
-------------------------  (Principal Financial Officer)
Gail P. Brady

*/s/Thomas J. Cawley       Director                           December 21, 1998
-------------------------
Thomas J. Cawley

*/s/Anthony S. Cicatiello  Director                           December 21, 1998
-------------------------
Anthony S. Cicatiello

*/s/Edward A. Clerico      Director                           December 21, 1998
-------------------------
Edward A. Clerico

*/s/Dennis Doll            Controller (Principal Accounting   December 21, 1998
---------------            Officer)
Dennis Doll

*/s/Anne Evans Estabrook   Director, Chairman of the Board    December 21, 1998
-------------------------
Anne Evans Estabrook

*/s/James W. Hughes        Director                           December 21, 1998
-------------------------
James W. Hughes

*/s/John Kean              Director                           December 21, 1998
-------------------------
John Kean

*/s/Robert W. Kean, III    Director                           December 21, 1998
-----------------------
Robert W. Kean, III

*/s/Barry T. Parker        Director                           December 21, 1998
-------------------------
Barry T. Parker

*/s/Hugh M. Pfaltz         Director                           December 21, 1998
-------------------------
Hugh M. Pfaltz

*/s/Chester A. Ring        Director                           December 21, 1998
-------------------------
Chester A. Ring

*/s/Joan Verplanck         Director                           December 21, 1998
-------------------------
Joan Verplanck

*By /s/ Gail P. Brady, as attorney-in-fact
    --------------------------------------
       Gail P. Brady

                                  EXHIBIT INDEX

Exhibit No.   Description

4(a)          -        Company's Certificate of Incorporation, as amended (filed
                       as Exhibit 4(a) in Registration Statement No. 33-42509).*

4(b)          -        By-Laws of the Company, as amended.

4(c)          -        Rights Agreement dated as of February 4, 1991 between the
                       Company and the Rights Agent named therein (filed as Exhibit 4(n) in Registration Statement No. 33-38566).*

4(d)          -        Form of Common Stock Certificate (filed as Exhibit 4(d)
                       to Registration Statement No. 33-61386).*

4(e)          -        E'town Corporation Dividend Reinvestment and Stock
                       Purchase Plan (set forth in full in the Prospectus, to which reference is hereby made).

5             -        Opinion of Walter M. Braswell, Esq., as to the securities
                       being registered.

23(a)         -        Consent of Walter M. Braswell, Esq. (contained in
                       Exhibit 5).

23(b)         -        Consent of Deloitte & Touche LLP, Independent Auditors.

24            -        Power of Attorney.

99            -        Form of Enrollment Form (filed as "Authorization Form,"
                       Exhibit 99 to Registration Statement No. 33-67992).*

-----------------

*  Incorporated by reference.